EXHIBIT A

JOINT FILING AGREEMENT
We, the signatories of the statement on Schedule 13G to which this Joint Filing Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 14, 2026

HBM IV, INC.

By:	/s/ Bruce Legorburu
Name:	Bruce Legorburu
Title:	Executive Vice President

FITCH GROUP, INC.

By:	/s/ Bruce Legorburu
Name:	Bruce Legorburu
Title:	Executive Vice President

HEARST RATINGS II, INC.

By:	/s/ Mitchell I. Scherzer
Name:	Mitchell I. Scherzer
Title:	Vice President

HEARST COMMUNICATIONS, INC.

By:	/s/ Mitchell I. Scherzer
Name:	Mitchell I. Scherzer
Title:	Executive Vice President and Chief Financial Officer

HEARST HOLDINGS, INC.

By:	/s/ Mitchell I. Scherzer
Name:	Mitchell I. Scherzer
Title:	Executive Vice President and Chief Financial Officer

THE HEARST CORPORATION

By:	/s/ Mitchell I. Scherzer
Name:	Mitchell I. Scherzer
Title:	Executive Vice President and Chief Financial Officer

THE HEARST FAMILY TRUST

By:	/s/ Mitchell I. Scherzer
Name:	Mitchell I. Scherzer
Title:	Trustee